Exhibit 99.3
THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

September 30,
2010
(Unaudited)
(In thousands)

Assets
Current assets:
Cash and cash equivalents	$31,811
Net patient accounts receivable	181,137
Estimated third-party payor settlements	24,404
Other accounts receivable	36,677
Current portion of assets whose use is limited or restricted	3,056
Securities lending collateral	14,835
Other current assets	34,698

Total current assets	326,618
Assets whose use is limited or restricted:
Board-designated funds for capital improvements	38,119
Board-designated funds for specific purposes	62,311
Professional liability funds	166,132
Funds held in trust under bond agreements	32,419
Endowment funds	66,565
Donor restricted funds	82,028

447,574
Property and equipment, net	442,790
Other noncurrent assets	38,007

Total assets	$1,254,989

Liabilities and net assets
Current liabilities:
Accounts payable and accrued expenses	$198,772
Accrued compensation and related amounts	62,613
Estimated third-party payor settlements	47,732
Payable under securities lending program	14,835
Current portion of long-term debt	24,494
Current portion of accrued professional liability losses	12,200

Total current liabilities	360,646
Other liabilities:
Long-term debt, less current portion	468,140
Accrued retirement liability	184,766
Accrued professional liability losses, less current portion	182,428
Other noncurrent liabilities	50,563

Total other liabilities	885,897

Total liabilities	1,246,543
Net assets (deficit):
Unrestricted	(140,150)
Temporarily restricted	82,030
Permanently restricted	66,566

Total net assets	8,446

Total liabilities and net assets	$1,254,989

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (DEFICIT)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)
	(In thousands)

Unrestricted revenue and other support
Net patient service revenue	$504,812	$502,652	$1,502,975	$1,476,340
Other revenue	37,437	33,666	117,231	101,227

Total unrestricted revenue and other support	542,249	536,318	1,620,206	1,577,567
Expenses
Salaries, wages, and benefits	227,130	223,975	671,572	660,179
Services, supplies, and other	198,622	202,832	601,593	589,099
Provision for uncollectible accounts	67,360	72,362	195,043	198,837
Professional liability insurance	319	5,548	11,924	23,688
Interest	7,242	8,137	22,141	24,252
Regulatory settlement expense	30,000	—	30,000	—
Depreciation and amortization	20,015	20,449	58,866	60,735

Total expenses	550,688	533,303	1,591,139	1,556,790

Income (loss) from operations before unrealized gains (losses) on investments	(8,439)	3,015	29,067	20,777
Unrealized gains on investments	11,275	13,606	4,423	32,186

Income from operations	2,836	16,621	33,490	52,963
Other nonoperating income;
Investment income and other	1,997	3,426	1,720	3,045

Excess of revenue over expenses	$4,833	$20,047	$35,210	$56,008
Unrestricted net assets
Excess of revenues over expenses	$4,833	$20,047	$35,210	$56,008
Net assets released from restrictions for long-lived assets	1,558	1,155	4,172	3,418
Other changes	(1,527)	455	(1,584)	610

Increase in unrestricted assets	4,864	21,202	37,798	60,036
Temporarily restricted net assets
Contributions	(806)	2,971	3,315	9,037
Investment income	803	1,634	5,461	(6,809)
Unrealized gain in fair value of investments	9,305	8,653	3,669	21,666
Net assets released from restrictions for long-lived assets	(1,545)	(1,155)	(4,139)	(3,414)
Net assets released from restrictions for operations	(2,763)	(2,533)	(7,734)	(7,542)
Other changes	1,508	9	4,108	(1,064)

Increase in temporarily restricted net assets	6,502	9,579	4,680	11,874

Permanently restricted net assets
Contributions	38	101	190	106
Other changes	—	(10)	500	(10)

Increase in permanently restricted net assets	38	91	690	96

Increase in net assets	11,404	30,872	43,168	72,006
Net deficit at beginning of period	(2,958)	(160,742)	(34,722)	(201,876)

Net assets (deficit) at end of period	$8,446	$(129,870)	$8,446	$(129,870)

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)
	(In thousands)

Operating activities
Increase in net assets	$43,168	$70,838
Adjustments to reconcile increase in net assets to cash provided by operating activities:
Depreciation and amortization	58,864	60,735
Provision for uncollectible accounts	195,043	198,837
Changes in operating assets and liabilities:
Net patient accounts receivable	(253,399)	(232,816)
Other current assets	10,883	15,352
Accounts payable and accrued expenses	46,369	18,715
Other current liabilities	(39,383)	(78,891)
Accrued retirement liability	686	23,276
Accrued professional liability losses	(394)	(5,129)
Other operating activities	(4,089)	(2,224)

Cash provided by operating activities	57,748	68,693
Investing activities
Purchase of property and equipment	(63,589)	(50,597)
Assets whose use is limited or restricted	(4,082)	(25,550)
Other investing activities	6,515	(905)

Cash used in investing activities	(61,156)	(77,052)
Financing activities
Proceeds on revolving line of credit notes	—	10,278
Repayments of long-term debt	(40,077)	(12,441)

Cash used in financing activities	(40,077)	(2,163)

Decrease in cash and cash equivalents	(43,485)	(10,522)
Cash and cash equivalents at beginning of period	75,296	38,430

Cash and cash equivalents at end of period	$31,811	$27,908

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

SUPPLEMENTAL BALANCE SHEET INFORMATION

1.	PROPERTY AND EQUIPMENT

The components of property and equipment are summarized as follows:

September 30,
2010
(Unaudited)
(In thousands)

Property and equipment:
Land & land improvements	$14,097
Buildings & building improvements	865,410
Equipment	1,210,782
Construction in progress	22,728

Total property, plant and equipment	2,113,017
Less allowance for accumulated depreciation	(1,670,227)

$442,790

2.	OTHER NONCURRENT ASSETS

The components of other noncurrent assets are summarized as follows:

September 30,
2010
(Unaudited)
(In thousands)

Other noncurrent assets:
Intangibles	$122
Deferred debt issuance costs	8,178
Deferred compensation	1,383
Excess insurance recoverable	13,247
Other	15,077

$38,007

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

SUPPLEMENTAL BALANCE SHEET INFORMATION—(Continued)

3.	LONG-TERM DEBT

The components of long-term debt are summarized as follows:

September 30,
2010
(Unaudited)
(In thousands)

Long-term debt consists of the following:
Michigan State Hospital Finance Authority (MSHFA) Bonds:
Series 1993A, interest at 6.25% to 6.5%, due 2018	$100,280
Series 1993B, interest at 4.80% to 5.75%, due 2023	93,175
Series 1995, interest at 5.75% to 6.7%, due 2026	28,400
Series 1997A, interest at 5.0% to 5.5%, due 2027	142,690
Series 1998A, interest at 5.0% to 5.25%, due 2028	108,650
Obligations under capital leases	14,057
Notes payable and other obligations	5,382

Notes payable and other obligations	492,634
Less current portion	(24,494)

$468,140

4.	OTHER NONCURRENT LIABILITIES

The components of other noncurrent liabilities are summarized as follows:

September 30,
2010
(Unaudited)
(In thousands)

Other noncurrent liabilities, less current portion:
Other postretirement liability	$12,754
Deferred compensation liability	1,498
Due to third party payors	3,132
Minority interest in Berry Center, LLC	(48)
Other	33,227

$50,563